Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Gold Bag, Inc. (the “Company”) on Form 10-K for the period ending February 28, 2010 as filed with the Securities and Exchange Commission on June 11, 2010 (the “Report”), I, Richard O. Weed, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

-1	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

-2	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard O. Weed
Richard O. Weed
Chief Executive Officer and Chief Financial Officer
June 29, 2010

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.